Online Resources Corporation
Quarterly Operating Data1
(Unaudited)

	4Q06	1Q07	2Q07	3Q07	4Q07	1Q08	2Q08	3Q08
BANKING SERVICES
Payment Services[2]
Revenue	$19.3	$19.7	$20.2	$20.2	$20.2	$19.7	$18.2	$18.3
Bill Payment Transactions	38.9	40.8	42.1	42.1	41.8	41.8	39.0	39.1

Other Revenue	$4.4	$4.8	$5.1	$4.4	$5.6	$4.5	$5.0	$5.7

eCOMMERCE SERVICES
Payment Services — User Paid
Revenue	$1.1	$1.4	$1.4	$3.8	$5.6	$7.3	$6.8	$6.6
Bill Payment Transactions	0.2	0.3	0.3	0.9	1.5	1.8	1.8	1.8

Payment Services — Biller Paid
Revenue	$2.2	$2.2	$2.3	$3.2	$4.1	$4.9	$5.1	$5.6
Bill Payment Transactions	5.5	6.4	7.4	8.3	9.0	10.2	10.4	11.2

Other Revenue[3]	$2.4	$2.8	$3.0	$2.6	$2.6	$2.8	$2.1	$1.9

OTHER KEY METRICS
Account Presentation Adoption Rate	26.5%	26.4%	27.7%	30.7%	32.8%	34.3%	39.8%	40.5%
Billpay Adoption Rate	6.0%	6.3%	6.7%	6.8%	8.7%	9.0%	9.4%	10.0%
Total Users	9.0	9.5	10.5	11.6	12.3	13.5	12.6	13.0

Notes:

1.	In millions except adoption rates.

2.	Includes the revenues and transactions for the following large, departed clients: Citizens Bank of Rhode Island (departed 4Q06), Branch Banking and Trust Company (departed 3Q07), Jack Henry (departed 4Q07) and Corporate Network eCom (departed 1Q08).

3.	Includes revenues for the following large, departed clients: MBNA (departed 2Q07) and Certegy (departed 1Q08).

2008 to 2009 Revenue and Ebitda Bridge
	Revenue	Margin	Ebitda
Midpoint of 2008 Guidance	$ 153.0	22%	$ 33.8
Lower Float Earnings	$(3.1)	100%	$(3.1)
Residual Impact of Large Client Losses	$(1.8)	56%	$(1.0)
Services Revenue Growth	$16.5	62%	$10.3
Midpoint of 2009 Guidance	$165.0	24%	$40.0

YoY Growth Rate	8%		18%

Sequential 4Q 2008 to 1Q 2009 Revenue and Ebitda Bridge
	Revenue	Margin	Ebitda
Midpoint of 4Q 2008 Guidance	$38.5	28%	$10.7
Lower Float Earnings	$(0.3)	100%	$(0.3)
4Q Cancellation Fee	$(0.2)	100%	$(0.2)
4Q Equity for Cash Compensation	$—		$(0.6)
4Q Other Benefits Adjustments	$—		$(0.4)
Increased 1Q 2009 Benefits Costs	$—		$(1.8)
Q1 Specific Events	$—		$(0.8)
Services Revenue Growth	$1.2	67%	$0.8
Midpoint of 1Q 2009 Guidance	$39.2	19%	$7.4

Sequential QoQ Growth Rate	2%		-31%